UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Parnassus Tower Locatellikade 1 1076 AZ Amsterdam The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 20 578 7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Arrangements of Certain Officers

On January 8, 2020, Paul Bartley resigned as a director and as Co-Chief Executive Officer of Natur International Corp. (the “Company”). Mr. Bartley will remain with the Company and will focus on development of our joint venture with WRH Industries, Ltd., described in Item 8.01 below.

On January 9, 2020, the Company’s Board of Directors appointed Spencer Chesman, the Company’s Co-Chief Executive Officer, as sole Chief Executive Officer of the Company. Mr. Chesman is also a director of the Company. The information concerning Mr. Chesman set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2019, is incorporated herein by reference.

Item 8.01	Other Events.

We have entered into a joint venture with WRH Industries, Ltd., a leader in the design and manufacture of plastic molds, containers, packaging and other products for industry, to market molds and trays to manufacturers of CBD-infused products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: January 14, 2020	By:	/s/ Spencer Chesman
	Name:	Spencer Chesman
	Title:	Chief Executive Officer

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